UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 30, 2009
Apollo Group, Inc.
(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4025 S. Riverpoint Parkway, Phoenix, Arizona	85040

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 966-5394
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-99.1
EX-99.2

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On July 30, 2009, Apollo UK Acquisition Company Limited (“Acquisition Company”) completed the previously announced proposed acquisition (the “Acquisition”) of the entire issued and to be issued ordinary share capital of BPP Holdings plc (“BPP”), a company registered in England and Wales, for a cash purchase price of 620 pence per share. Acquisition Company is a wholly-owned UK subsidiary of Apollo Global, Inc. (“Apollo Global”), which is a majority-owned subsidiary of Apollo Group, Inc. (“Apollo Group”). The Acquisition was previously described in Apollo Group’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on June 8, 2009. In accordance with the previously announced terms of the Acquisition, Acquisition Company purchased all of the outstanding shares of BPP at 620 pence per share in cash. At current exchange rates, the purchase price for BPP, including assumed term debt and seasonally drawn revolver, as well as transaction related expenses, less cash acquired, is approximately $607 million. The Acquisition, less net debt assumed, is being funded by an intercompany loan of approximately $104 million from Apollo Group to Apollo Global, $375 million in capital contributions from Apollo Group and $55 million in capital contributions from Apollo Global’s minority shareholder, the Carlyle Group (“Carlyle”). After this Acquisition and including all previous capital contributions, Apollo Group’s ownership in Apollo Global has increased to approximately 86.1% from the previous 80.1%.
     On July 30, BPP issued a press release announcing that the scheme of arrangement under Part 26 of the UK Companies Act 2006 for the Acquisition became effective in accordance with its terms following registration of the order of the High Court of Justice in England and Wales and the minute of reduction by the Registrar of Companies. A copy of BPP’s press release is furnished as Exhibit 99.1 to this Form 8-K. On July 30, 2009, Apollo Group issued a press release announcing the completion of the Acquisition. A copy of Apollo Group’s press release is furnished as Exhibit 99.2 to this Form 8-K.
     Some of the matters discussed in this Report (including Exhibits 99.1, 99.2 and any other exhibits) may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors. For a discussion of the various factors that may cause actual results to differ materially from those projected, please refer to the risk factors and other disclosures contained in Apollo Group’s previously filed Form 10-K, Forms 10-Q, and other filings with the Securities and Exchange Commission.
     The information in Exhibits 99.1, 99.2 and any other exhibits furnished with this Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
     The financial statements required by this Item with respect to the transaction described in Item 2.01 will be filed as soon as practicable, and in any event within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
     The pro forma financial information required by this Item with respect to the transaction described in Item 2.01 will be filed as soon as practicable, and in any event within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.
The following exhibits are provided herewith:

Exhibit Number	Description

99.1	Text of press release issued by BPP Holdings plc, dated July 30, 2009.

99.2	Text of press release issued by Apollo Group, Inc., dated July 30, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.
July 30, 2009	By:	/s/ Brian L. Swartz
		Name:	Brian L. Swartz
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Text of press release issued by BPP Holdings plc, dated July 30, 2009.

99.2	Text of press release issued by Apollo Group, Inc., dated July 30, 2009.